UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015

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INC RESEARCH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 876-9300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Share Repurchase Agreement
On May 14, 2015, INC Research Holdings, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Agreement”) with Avista Capital Partners and Ontario Teachers' Pension Plan Board (“Seller”). Pursuant to the Agreement, on May 14, 2015, the Company closed the repurchase of 5,053,482 shares of the Company’s common stock, par value $0.01 per share, from the Seller in a private transaction for an aggregate purchase price of approximately $150.0 million or $29.6825 per share. The Company funded this private repurchase transaction with borrowings from its new senior credit facility and cash on hand. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.21 to the Form S-1/A filed with the SEC on May 4, 2015.
Senior Credit Facilities Agreement
On May 14, 2015, the Company and INC Research, LLC (the “Borrower”) entered into a $675,000,000 senior secured credit facility and related security and other agreements (the “Senior Credit Facilities Agreement”) consisting of a $525,000,000 term loan and a $150,000,000 revolving credit facility with certain lenders and Wells Fargo Bank, National Association, as administrative agent and collateral agent.
Incremental Facility. The credit agreement governing the Senior Credit Facilities permits the Borrower to increase the term loan or revolving commitments under the term loan facility and/or revolving credit facility and/or request the establishment of one or more new term loan facilities in an aggregate amount not to exceed $150,000,000, plus (x) in the case of any incremental facilities that serve to effectively extend the maturity of the term facility and/or revolving facility then in effect, an amount equal to the portion of such loans or commitments to be replaced thereby, plus (y) in the case of any incremental facilities that serve to replace any terminated revolving facility, an amount equal to the relevant terminated revolving commitment, plus (z) the amount of any voluntary prepayment of term loans under the term loan facility and/or any permanent reduction of the commitments under the revolving facility then in existence. The availability of such additional capacity is subject to, among other things, receipt of commitments from existing lenders or other financial institutions and pro forma compliance with certain financial maintenance covenants.
Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either: (i) a base rate determined by reference to the highest of: (a) a rate of interest publicly announced by the administrative agent as its prime rate; (b) 1/2 of 1% per annum above the federal funds effective rate; and (c) the LIBOR rate for an interest period of one month plus 1.00%; or (ii) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements. The applicable margin for borrowings is initially 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings, subject to a pricing grid.
Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires the Borrower to pay, subject to certain exceptions, outstanding term loans with:
·     100% of the net cash proceeds of the incurrence or issuance of certain debt, other than the net cash proceeds of certain debt permitted under the Senior Credit Facilities; and
·     100% of the net cash proceeds in excess of $5,000,000 of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.
Voluntary Prepayments. The Borrower is permitted to voluntarily prepay any outstanding loans under the Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Senior Credit Facilities require the Borrower to make scheduled quarterly payments of 5% of the original principal amount of the Senior Credit Facilities in year 1, 7.5% in years 2 and 3, 10% in year 4, 12.5% in year 5, with the balance due at maturity.
Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by the Company and all of the Borrower’s direct and indirect domestic subsidiaries, other than certain excluded subsidiaries (the “Guarantors”). All obligations under the Senior Credit Facilities, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of the Borrower and each of the Guarantors, including:
·     a first-priority pledge of all of the capital stock of each subsidiary of the Borrower or any Guarantor (which pledge, in the case of the capital stock of certain foreign subsidiaries or disregarded domestic subsidiaries, is limited to 65% of such capital stock); and
·     a first-priority security interest in substantially all of the Borrower’s and the Guarantors’ tangible and intangible assets.
Certain Other Provisions. The credit agreement governing the Senior Credit Facilities contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of the Borrower and its subsidiaries to:
·      create any liens;
·      make investments and acquisitions;
·      incur or guarantee additional indebtedness;
·      enter into mergers or consolidations and other fundamental changes;
·      conduct sales and other dispositions of property or assets;
·      enter into sale-leaseback transactions or hedge agreements;
·      change the status of the Company as a passive holding company;
·      change the applicable fiscal year of the Borrower;
·      prepay subordinated debt;
·      pay dividends or make other payments in respect of capital stock;
·      change the line of business;
·      enter into transactions with affiliates;
·      enter into burdensome agreements with negative pledge clauses and clauses restriction; and
·      subsidiary distributions.
In addition, the Senior Credit Facilities are subject to financial covenants that will require the Borrower to maintain a secured net leverage ratio of not more than 4.0 to 1.0 and a minimum interest coverage ratio of not less than 3.0 to 1.0 as of the last day of any four fiscal quarter period.
In addition to the foregoing negative covenants, the credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties and affirmative covenants. The Senior Credit Facilities also contain customary events of default (including upon a change of control), which would permit the administrative agent, with the consent of the required lenders, to accelerate all amounts outstanding under the Senior Credit Facilities following a breach of such events of default.
The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.
Concurrently with the closing of the Senior Credit Facilities Agreement on May 14, 2015, The Company terminated its existing Credit Agreement dated November 14, 2014 and repaid all outstanding loans and obligations thereunder in full.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 under the headings “Share Repurchase Agreement" and "Senior Credit Facilities” is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD Disclosure.
On May 14, 2015, INC Research Holdings, Inc. (the “Company”) issued a press release announcing completion of the secondary offering, stock repurchase and debt refinancing transactions, and the Company's revised full-year 2015 business outlook.  The full text of the press release was posted on the Company’s internet website and is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated May 14, 2015, among INC Research, LLC, as the Borrower, INC Research Holdings, Inc., the several banks and other financial institutions or entities from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, PNC Bank, National Association, ING Capital LLC, Keybank National Association and Bank of America N.A. as Co-Syndication Agents; and Fifth Third Bank, as Documentation Agent, Wells Fargo Securities, LLC, PNC Capital Markets LLC, ING Capital LLC and Keybanc Capital Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners

99.1	Press Release dated May 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date:	May 15, 2015	By:	/s/ Gregory S. Rush
			Name:	Gregory S. Rush
			Title:	Executive Vice President and Chief Financial Officer

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